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                                                          Exhibit A
                                 PROMISSORY NOTE


                                                          August 20, 1998
$300,000
                                                          New York, New York


                  FOR VALUE RECEIVED, the undersigned, Omnet Technology Corp. ("Maker"), promises to pay to Direct Connect International, Inc. ("Payee") at P.O. Box 14, Hawthorn, New Jersey, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the aggregate sum of Three Hundred Thousand Dollars ($300,000.00). All principal and interest is to be paid without setoff or counterclaim as set forth below. Maker further agrees as follows:


Section 1.        Interest Rate.
                  -------------

                  Interest shall accrue at a rate of six and one-half percent (6 1/2%) per annum.

Section 2.        Payments.
                  --------

                    Principal and interest shall be due the earlier of: (i) one year from the date hereof or (ii) upon an acquisition of all of the issued and outstanding common stock of the Maker by another corporation.

Section 3.        Default.
                  -------

                  It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

                  (a) Any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise, and the continuation of such failure for a period of seven (7) days after written notice thereof from Payee;





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                  (b) Maker  shall commence  (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

                  (c) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

                  (d) Maker   consents  to  or  suffers  the  appointment  of  a
guardian, receiver, trustee or custodian to any substantial part of its assets that is not vacated within sixty (60) days;

                  (e) the dissolution, termination of existence, or insolvency of Maker; or

                  (f) Maker    consents   to   or    suffers   an    attachment,
garnishment, execution or other legal process against any of his assets that is not released within sixty (60) days.


Section 4.        Waivers.
                  -------

                  Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

Section 5.        Assignment of Note.
                  ------------------
                  Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written









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consent of Payee.  Maker agrees not to assert  against any assignee of this Note any claim or defense which Maker may have against any assignor of this Note.

Section 6.        Miscellaneous.
                  -------------

                  (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.


                  (b) Subject to Section 5, the covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

                  (c) This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

                  (d) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:








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                  Payee:      DIRECT CONNECT INTERNATIONAL, INC.
                              P.O. Box 14
                              Hawthorne, NJ 07507
                              Attention:  Mr. Joseph Salvani
                              Fax:        (201) 891-0361

                  Maker:      Omnet Technology Corporation
                              50 Howe Avenue
                              Millbury, MA 01527
                              Attention:  William DiBenedetto
                              Fax:        (508) 865-0180

                  With a copy (which shall not constitute notice) to:

                              Camhy Karlinsky & Stein LLP
                              1740 Broadway
                              New York, New York 10019
                              Attention:  Robert S. Matlin, Esq.
                              Fax:        (212) 977-8389

                  Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.


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                  IN WITNESS WHEREOF,  Maker has executed this Note effective as of the date first set forth above.


                          OMNET TECHNOLOGY CORPORATION



                          By: /s/  William J. DiBenedetto
                              ---------------------------
                              Name: William J. DiBenedetto
                              Title: President